Exhibit 10.2









                                 LEASE AGREEMENT


                                 BY AND BETWEEN


                               REC PARTNERS, L.P.


                                       AND


                               THOMAS GROUP, INC.















Control Date:  01/28/00

REC III Master Lease

MDR/03199-238/BMM/LSE001.001e
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                                TABLE OF CONTENTS

ARTICLE I
         Definitions..........................................................1

ARTICLE II
         Premises.............................................................2

ARTICLE III
         Term.................................................................2

ARTICLE IV
         Base Rent............................................................3

ARTICLE V
         Increases in Real Estate Taxes and Operating- Costs..................4

ARTICLE VI
         Use of Premises......................................................6

ARTICLE VII
         Assignment and Subletting............................................7

ARTICLE VIII
         Maintenance and Repairs..............................................8

ARTICLE IX
         Alterations..........................................................9

ARTICLE X
         Signs................................................................10

ARTICLE XI
         Security Deposit.....................................................10

ARTICLE XII
         Holding Over.........................................................10

ARTICLE XIII
         Insurance............................................................11

ARTICLE XIV
         Services and Utilities...............................................12

ARTICLE XV
         Liability of Landlord................................................12

ARTICLE XVI
         Rules................................................................14

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ARTICLE XVII
         Damage or Destruction................................................14

ARTICLE XVIII
         Condemnation.........................................................14

ARTICLE XIX
         Default..............................................................15

ARTICLE XX
         Bankruptcy...........................................................17

ARTICLE XXI
         Subordination........................................................18

ARTICLE XXII
         Covenants of Landlord................................................19

ARTICLE XXIII
         General Provisions...................................................19

ARTICLE XXIV
         Right of First Offer.................................................22







EXHIBIT A -- Plan Showing Premises
EXHIBIT B -- Work Agreement
EXHIBIT C -- Form of Certificate Affirming Lease Commencement Date EXHIBIT D -- Rules

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                                 LEASE AGREEMENT

     THIS LEASE AGREEMENT (this "Lease") is dated as of 15th of February, 2000, by and between REC Partners, L.P., a Delaware limited partnership ("Landlord"), and Thomas Group, Inc., a Delaware corporation ("Tenant").

                                   ARTICLE I

                                   Definitions

     1.1 Building: A six (6) story office building containing approximately One Hundred Thirty-Seven Thousand Nine Hundred Twenty (137,920) square feet of rentable area, known as Reston Executive Center, Building III and located on approximately 4.16031 acres of land at 12120 Sunset Hills Road, Reston, Virginia.

     1.2 Premises: Approximately twelve thousand twenty-seven (12,027) square feet of rentable area located on the fourth (4th) floor of the Building commonly known as 12120 Sunset Hills Road, Reston, Virginia and outlined on Exhibit A, attached hereto and incorporated herein by reference.

     1.3 Lease Term: Eighty-four (84) months.

     1.4 Anticipated Occupancy Date: April 1, 2000.

     1.5 Base Rent: Three hundred sixty thousand eight hundred ten and 00/100 dollars ($360,810.00) for the first Lease Year (which amount is based on thirty and 00/100 dollars ($30.00) per square foot of rentable area).

     1.6 Base Rent Annual Escalation Percentage: Three percent (3%).

     1.7 Operating Charges Base Year: Calendar year 2000.

     1.8 Security Deposit: Thirty thousand sixty-seven dollars and 50/100 Dollars ($30,067.50).

     1.9 Broker(s); Centennial Management Corporation and The Staubach Company.

     1.10 Tenant Address for Notices: 5221 North O=Connor Boulevard, Suite 500, Irving, Texas 75039-3753, until Tenant has commenced beneficial use of the Premises, and 12120 Sunset Hills Road, Reston, Virginia 20190-3231, after Tenant has commenced beneficial use of the Premises.

     1.11 Complex: That complex (of which the Building is a part) known as Reston Executive Center and located on approximately 13.8 acres of land at Sunset Hills Road, Reston, Virginia.


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                                   ARTICLE II

                                    Premises

     2.1 Tenant leases the Premises from Landlord upon the terms stated herein. Tenant will have the non-exclusive right to use the common and public areas of and the surface parking spaces appurtenant to the Building.

                                  ARTICLE III

                                      Term

     3.1 The Lease Term shall commence art the Lease Commencement Date specified in Section 3.2. If the Lease Commencement Date is not the first day of a month, then the Lease Term shall be the period set forth in Section 1.3 plus the partial month in which the Lease Commencement Date occurs. The Lease Term shall also include any renewal or extension of the term of this Lease.

     3.2 The Lease Commencement Date shall be the earlier of the date (a) the work and materials to be provided pursuant to Exhibit B are substantially completed, or (b) Tenant commences beneficial use of the Premises. Tenant shall be deemed to have commenced beneficial use of the Premises when Tenant begins to move furniture, furnishings, inventory, equipment or trade fixtures into the Premises. Promptly after the Lease Commencement Date is ascertained, Landlord and Tenant shall execute a certificate (in the form of Exhibit C) confirming the Lease Commencement Date.

     3.3 It is presently anticipated that the Premises will be delivered to Tenant on or about the Anticipated Occupancy Date. If Landlord does not deliver possession of the Premises by such date, then Landlord shall not have any liability whatsoever and this Lease shall not be rendered voidable, on account thereof.

     3.4 Lease Year shall mean a period of twelve (12) consecutive months commencing on the Lease Commencement Date and each successive twelve (12) month period thereafter; provided. however, that if the Lease Commencement Date is not the first day of a month, then the second Lease Year shall commence on the first day of the month in which the first anniversary of the Lease Commencement Date occurs.

     3.5 Landlord hereby grants to Tenant the right, exercisable at Tenant's option, to renew the tent of this Lease for one (1) additional five (5) year term ("Renewal Term") pursuant the following terms and conditions, if exercised, and if the conditions applicable thereto have been satisfied, the Renewal Term shall commence immediately following the end of the initial Lease Tent provided in the Lease. The right of renewal herein granted to Tenant shall be subject to, and shall be exercised in accordance with, the following terms and conditions:

          (a) Tenant shall exercise its right of renewal by giving Landlord written notice of such election not earlier than twelve (12) months nor later than nine (9) months prior to the expiration of the initial Lease Term. The parties shall have thirty (30) days after Landlord's timely receipt of such notice in which to agree on the base rent, escalation factor and additional rent which shall be payable during the Renewal Term. Among the factors to be considered by the parties during such negotiations shall be the general office rental market in Fairfax County, Virginia, the

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     rental  rates then being  charged by landlords  to  comparable  tenants for comparable  space in the  Building,  and the rents  being  charged  similar
     tenants  for  similar   office   space  in   multi-tenanted,   multi-story,
     first-class office buildings. In no event, however, shall Landlord be under any obligation to agree to a base rent, escalation factor or additional rent for the Renewal Term which is less than the Base Rent, escalation factor or additional rent in effect under this Lease during the Lease Year immediately preceding the commencement of the Renewal Term. If during such thirty (30) day period the parties agree on such base rent, escalation factor and additional rent payable during each year of the Renewal Term, then they shall promptly execute an amendment to this Lease stating the rent so agreed upon. If during such thirty (30) day period the parties are unable, for any reason whatsoever, to agree on such base rent, escalation factor and additional rent payable then the option to renew shall lapse.

          (b) If Tenant's renewal notice is not given timely, then Tenant's right of renewal shall lapse and be of no further force or effect.

          (c) If Tenant is in default under this Lease on the date Tenant sends a renewal notice or any time thereafter until a Renewal Term is to commence, and such default is not cured within the applicable cure period, then at Landlord's election, such Renewal Term shall not commence and the Term of this Lease shall expire at the end of the Lease Term then in effect.

          (d) Tenant's right of renewal under this Section may be exercised only by Tenant and may not be exercised by any other transferee, sublesses or assignee or Tenant.

          (e) If at any time fifty percent (50%) or more of the square feet of rentable area of the Premises has been terminated pursuant to Section 7.4, subleased or assigned to any entity other than an entity that is owned by or affiliated with Tenant, then Tenant's rights pursuant to this Section snail lapse and be of no further force or effect.

                                   ARTICLE IV

                                    Base Rent

     4.1 Tenant shall pay the Base Rent in equal monthly installments in advance on the first day of each month during a Lease Year. On the first day of the second and each subsequent Lease Year, the Base Rent in effect shall be increased by the product of (a) the Base Rent Annual Escalation Percentage, multiplied by (b) the Base Rent in effect. Concurrently with Tenant's execution of this Lease, Tenant shall pay an amount equal to one (1) monthly installment of the Base Rent payable during the first Lease Year, which amount shall be credited toward the monthly installment of the Base Rent payable for the first full calendar month of the Lease Term. If the Lease Commencement Date is not the first day of a month, then the Base Rent from the Lease Commencement Date until the first day of the following month shall be prorated on a per diem basis at the rate of one-thirtieth (1/30th) of the monthly installment of the Base Rent payable during the first Lease Year, and Tenant shall pay such prorated installment on the Lease Commencement Date.

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     4.2 All sums payable by Tenant shall be paid to Landlord in legal tender of the United States, at the address to which notices to Landlord are to be given or to such other party or such other address as Landlord may designate i-n writing. Landlord's acceptance of rent after it shall have become due and payable shall not excuse a delay upon subsequent occasions or constitute a waiver of rights.

                                   ARTICLE V

               Increases in Real Estate Taxes and Operating- Costs

     5.1 Tenant shall pay Tenant's proportionate share of the amount by which Operating Charges (as defined in Section 5.2) during each calendar year falling entirely or partly within the Lease Tern exceed a base amount (the "Operating Charges Base Amount") equal to the Operating Charges actually incurred during the Operating Charges Base Year (as defined in Section 1.7 above). For purposes of this Section, Tenant's proportionate share shall be that percentage which is equal to a fraction, the numerator of which is the number of square feet of rentable area an the Premises, and the denominator of which is the number of square feet of rentable area in the Building excluding the number of square feet of rentable area of basement storage space.

     5.2 Operating Charges shall mean the following expenses incurred by Landlord in the ownership and operation of the Building: (a) electricity, water, sewer and other utility charges; (b) insurance premiums; (c) management fees;
(d) costs of service and maintenance contracts; (e) maintenance and repair exercises which are deducted by Landlord in computing its federal income tax liability; (f) depreciation for capital expenditures made by Landlord' to reduce operating expenses if Landlord reasonably estimates that the annual reduction in operating expenses shall exceed such depreciation; (g) Real Estate Taxes (as defined in Section 5.3); (h) charges for janitorial services; (i) assessments imposed by any association now or hereafter established to maintain common areas and facilities of the Complex, (j) any business, professional and occupational License tax payable by Landlord with respect to the Building; (k) reasonable reserves for replacements, repairs and contingencies; (l) Building engineer salary and employment expenses; and (m) any other expense reasonably incurred by Landlord in maintaining, repairing or operating the Building. Operating Charges shall not include: (1) principal or interest payments on any mortgage, deed of trust or ground lease; (2) leasing commissions; (3) depreciation of the Building or other improvements except as specified above; (4) the costs of special services or utilities separately charged to particular tenants of the Building;

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(5) expenses for painting,  redecorating,  space planning, construction or other work which Landlord performs for any tenant premises of the Building; (6) escrow fees, brokerage fees or commissions, loan fees, points, title charges or other payments on or arising with regarding to loans to Landlord or indebtedness secured by the Building, or any costs connected with refinancing of such loans;
(7)  advertising  and marketing  costs,  tenant  concessions and any other costs associated with the leasing or sale of the Building, Land or any portion thereof; (8) Landlord's income taxes; (9) Landlord's costs of any service sold to any tenant or occupant of the Building for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the base rent and escalations payable under the lease or occupancy agreement with that tenant or other occupant (including, without limitation, after-hours HVAC costs or
over-standard   electrical   consumption  costs  incurred  by  other  tenant  or
occupants); (10) the initial cost of construction of the Building; (11) salaries or other compensation of any personnel whose salaries are covered by a management fee (except that the Building Engineer salary shall be an Operating Expense and shall not be covered by the management fee); (12) expenses for repairs or replacements to the extent such expenses are covered by and reimbursed to Landlord by virtue of warranties from contractors or suppliers;
(13) any amounts paid to any person, firm or corporation related or otherwise affiliated with Landlord or any general partner, officer or director of Landlord or any of its general partners, to the extent same exceeds arms-length competitive prices paid in the Washington, DC metropolitan area for the services or goods provided; (14) costs relating to maintaining Landlord's existence, either as a corporation, partnership, or other entity, such as trustee's fees,
annual  fees,  partnership   organization  or  administration   expenses,   deed
recordation expenses, legal and accounting fees, other than with respect to Building operations); (15) costs incurred due to Landlord's violation of any terms and conditions of this Lease or any other lease relating to the Building;
(16) overhead profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials materially exceeds the cost that would have been paid had the services, supplies or materials been provided by unaffiliated parties on a competitive basis; (17) rental and other expenses incurred in leasing air conditioning systems, elevators, or other equipment ordinarily considered to be of a capital nature (excepting equipment used in providing janitorial services, when such equipment is not affixed to the Building); (18) the cost of any item of service or repair to the extent covered by any warranty, guaranty or insurance policy maintained or held by Landlord; (19) any Operating Charges which are payable by any tenant directly to the provider of the service or for which Landlord is entitled to be reimbursed directly by a tenant, or by insurance proceeds; and (20) legal or accounting fees, costs and disbursements for negotiating leases or enforcing the lease obligations of other tenants in the Building.

     All Operating Charges shall be "net" only and shall be reduced by the amount of any insurance or other reimbursement, recoupment, payment, discount or allowance received by Landlord.

     5.3 Real Estate Taxes shall mean (a) all real estate taxes, including general and special assessments, if any, which are imposed upon Landlord or assessed against the Building and/or the land upon which the Building is located (the "Land"), (b) any other present or future taxes or governmental charges that are imposed upon Landlord or assessed against the Building or the Land which are in the nature of or in substitution for real estate taxes, including any tax levied on or measured by the rents payable by tenants of the Building, and (c) expenses (including attorneys' fees) incurred in reviewing or seeking a reduction of real estate taxes.

     5.4 If the average occupancy rate for the Building during any calendar year including the Operating Charges Base Year is less than ninety-five percent (95%), or if any tenant is separately paying f or the electricity or janitorial services furnished to its premises, then Operating charges for such calendar year shall be deemed to include all additional expenses, as reasonably estimated by Landlord, which would have been incurred during such calendar year if such average occupancy rate had been ninety-five percent (95%) and if Landlord paid for electricity and janitorial services furnished to such premises. For example, if the average occupancy rate for the Building during a calendar year is eighty percent (80%), and if the janitorial contractor charges are $1.00 per square foot of occupied rentable area per year, and if the Building contains one

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hundred  thousand  (100,000)  square  feet of  rentable  area,  then it would be reasonable for Landlord to estimate that if the Building had been ninety-five percent (95%) occupied during such year, then janitorial charges for such year would have been ninety-five thousand dollars ($95,000.00)

     5.5 At the beginning of the Lease Term and at the beginning of each calendar year thereafter, Landlord may submit a statement setting forth the amount by which Operating Charges that Landlord reasonably expects to be incurred during each calendar year exceed the Operating Charges Base Amount and Tenant's proportionate share of such excess. Tenant shall pay to Landlord on the first day of each month after receipt of such statement, until Tenant's receipt of any succeeding statement, an amount equal to one-twelfth (1/12) of such share.

     5.6 Within approximately one hundred twenty (120) days after the end of each calendar year, Landlord shall submit a statement showing (a) Tenant's proportionate share of the amount by which Operating Charges incurred during the preceding calendar year exceeded the Operating Charges Base Amount, and (b) the aggregate amount of Tenant's estimated payments during such year. If such statement indicates that the aggregate amount of such estimated payments exceeds Tenant's actual liability, then Tenant shall deduct the net overpayment from its next estimated payment(s) pursuant to this Article, If such statement indicates that Tenant's actual liability exceeds the aggregate amount of such estimated payments, then Tenant shall pay the amount of such excess. If Tenant does not notify Landlord in writing of any objection to such statement within thirty (30) days after receipt, then Tenant shall be deemed to have waived such objection.

     5.7 If the Lease Term commences or expires on a day other than the first day or the last day of a calendar year, respectively, then Tenant's liability for Operating Charges incurred during such year shall be proportionately reduced.

                                   ARTICLE VI

                                 Use of Premises

     6.1 Tenant shall use the Premises solely for general office purposes and for no other use or purpose. Tenant shall not use the Premises for any unlawful purpose or in any manner that in Landlord's opinion will constitute waste, nuisance or unreasonable annoyance to Landlord or any tenant of the Building. Tenant shall comply with all present and future laws, ordinances, regulations and orders concerning the use, occupancy and condition of the Premises and all machinery, equipment and furnishings therein. If any such law, ordinance, regulation or order requires an occupancy or use permit for the Premises, then Tenant shall obtain and keep current such permit at Tenant's expense and promptly deliver a copy thereof to Landlord. Use of the Premises is subject to all covenants, conditions and restrictions of record.

     6.2 Tenant shall pay before delinquency any business, rent or other tax or fee that is now or hereafter assessed or imposed upon Tenant's use or occupancy of the Premises, the conduct of Tenant's business in the Premises or Tenant's equipment, fixtures, furnishings, inventory or personal property. If any such tax or fee is enacted or altered so that such tax or fee is imposed upon Landlord or so that Landlord is responsible for collection or payment thereof, then Tenant shall pay the amount of such tax or fee.

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

     6.3 Tenant shall not generate, use, store or dispose of any Hazardous Materials in or about the Building. Hazardous Materials shall mean (a) "hazardous wastes," as defined by the Resource Conservation and Recovery Act of 1976, as amended from time to time, (b) "hazardous substances," as defined by the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, (c) "toxic substances," as defined by the Toxic Substances Control Act, as amended from time to time, (d) "hazardous materials," as defined by the Hazardous Materials Transportation Act, as amended from time to time, (e) oil or other petroleum products, and {f) any substance whose presence could be detrimental to the Building or hazardous to health or the environment. Notwithstanding the foregoing, Tenant may store in manufacturer provided containers for use in the Premises office supplies customarily found in general offices in such quantities suitable for Tenant's consumption.

                                  ARTICLE VII

                            Assignment and Subletting

     7.1 Tenant shall not assign this Lease or any of Tenant's rights or obligations hereunder, or sublet or permit anyone to occupy the Premises or any part thereof, without Landlord's prior written consent, which consent may not be unreasonably withheld, conditioned or delayed. No assignment or transfer of this Lease may be effected by operation of law or otherwise without Landlord's prior written consent. Any assignment, subletting or occupancy, Landlord's consent thereto or Landlord's collection or acceptance of rent from any assignee, subtenant or occupant shall not be construed as a waiver or release of Tenant from liability hereunder. Any assignment, subletting or occupancy, Landlord's consent thereto or Landlord's collection or acceptance of rent from any assignee, subtenant or occupant shall not be construed as relieving Tenant or any assignee, subtenant or occupant from the obligation of obtaining Landlord's prior written consent to any subsequent assignment, subletting or occupancy. Upon an event of default, Tenant assigns to Landlord any sum due from any assignee, subtenant or occupant of Tenant as security for Tenant's performance of its obligations pursuant to this Lease, and Tenant authorizes each such assignee, subtenant or occupant to pay such sum directly to Landlord if such assignee, subtenant or occupant receives written notice from Landlord specifying that such rent shall be paid directly to Landlord. Landlord's collection of such rent shall not be construed as an acceptance of such assignee, subtenant or occupant as tenant. All restrictions and obligations imposed pursuant to this Lease on Tenant shall be deemed to extend to any subtenant, assignee or occupant of Tenant, and Tenant shall cause such persons to comply with all such restrictions and obligations. Tenant shall not mortgage this Lease without Landlord's written consent, which consent may be granted or withheld in
Landlord's sole and absolute discretion. Tenant shall pay the expenses (including reasonable attorneys' fees) incurred by Landlord in connection with Tenant's request for Landlord to give its consent to any assignment, subletting, occupancy or mortgage.

     7.2 If Tenant is a partnership, then any dissolution of Tenant or a withdrawal or change, whether voluntary, involuntary or by operation of law, of partners owning a controlling interest in Tenant shall be deemed a voluntary assignment of this Lease. If Tenant is a corporation, then any dissolution, merger, consolidation or other reorganization of Tenant, or any sale or transfer of a controlling interest of its capital stock, shall be deemed a voluntary assignment of this Lease.

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

     7.3 If Tenant wants to assign, sublet or otherwise transfer all or part of the Premises or this Lease, then Tenant shall give Landlord written notice ("Tenant's Request Notice") of the identity of the proposed assignee or subtenant and its business, all terms of the proposed assignment or subletting, and the commencement date of the proposed assignment or subletting (the "Proposed Sublease Commencement Date") and the area proposed to be assigned or sublet (the "Proposed Sublet Space"). Tenant shall also transmit therewith the most recent financial statement or other evidence of financial responsibility of such assignee or subtenant and a certification executed by Tenant and such proposed assignee or subtenant stating whether any premium or other consideration is being paid for the proposed assignment or sublease.

     7.4 Landlord shall have the right in its sole and absolute discretion to terminate this Lease with respect to the Proposed Sublet Space by sending Tenant written notice within forty-five (45) days after Landlord's receipt of Tenant's Request Notice. If the Proposed Sublet Space does not constitute the entire Premises and Landlord elects to terminate this Lease with respect to the Proposed Sublet Space, then (a) Tenant shall tender the Proposed Sublet Space to Landlord on the Proposed Sublease Commencement Date as if the Proposed Sublease Commencement Date nad been originally set forth in this Lease as the expiration date of the Lease Term with respect to the Proposed Sublet Space, and (b) as to all portions of the Premises other than the Proposed Sublet space, this Lease shall remain in full force and effect except that the additional rent payable pursuant to Article V and the Base Rent shall be reduced proportionately. Tenant shall pay all expenses of construction required to permit the operation of the Proposed Sublet Space separate from the balance of the Premises. If the Proposed Sublet Space constitutes the entire Premises and Landlord elects to terminate this Lease, the (1) Tenant shall tender the Premises to Landlord on the Proposed Sublease Commencement Date, and (2) the Lease Term shall terminate on the Proposed Sublease Commencement Date.

     7.5 If any sublease, assignment or other transfer (whether by operation of law or otherwise) provides that subtenant, assignee or other transferee is to pay any amount in excess of the rent and other charges due under this Lease, then, whether such excess be in the form of any increased rental, lump sum payment, payment for the sale or lease of fixtures or other leasehold improvements or any other form (and if the applicable space does not constitute the entire Premises, the existence of such excess shall be determined on a pro rata basis), Tenant shall pay to Landlord one half of any such excess (exclusive of costs and expenses actually incurred by Tenant associated with effectuating such sublease or assignment) upon such terms as shall be specified by Landlord and in no event later than ten (10) days after Tenant's receipt thereof. Landlord shall have the right to inspect Tenant's books and records relating to any sublease, assignment or other transfer. Any sublease, assignment or other transfer shall be effected on forms supplied or approved by Landlord.

                                  ARTICLE VIII

                             Maintenance and Repairs

     8.1 Tenant shall keep and maintain the Premises and all fixtures and equipment located therein in clean, safe and sanitary condition, shall take good care thereof and make all repairs thereto, shall suffer no waste or injury thereto, and at the expiration, or earlier termination of the Lease Term, shall surrender the Premises in the same order and condition in which they were on the Lease Commencement Date, ordinary wear and tear and unavoidable damage by the elements excepted. Except as otherwise provided in Article XVII or as covered by

Landlord's insurance, all injury, breakage and damage to the Premises and to any other part of the Building or the Land caused by any act or omission of any invitee, agent, employee, subtenant, assignee, contractor, client, family member, licensee, customer or guest of Tenant (collectively "Invitees") or Tenant, shall be repaired by and at Tenant's expense, except that Landlord shall have the right at Landlord's option to make any such repair and to charge Tenant for all costs and expenses reasonably incurred in connection therewith after a reasonable opportunity to cure (except in case of emergency). Landlord shall provide and install replacement tubes for building standard fluorescent light fixtures (subject to reimbursement pursuant to Article V); all other bulbs and tubes for the Premises shall be provided and installed at Tenant's expense.

                                   ARTICLE IX

                                   Alterations

     9.1 The original improvement of the Premises shall be accomplished by Landlord in accordance with Exhibit B. Landlord is under no obligation to make any alterations, additions, improvements or other changes (collectively "Alterations") in or to the Premises except as set forth in Exhibit B or otherwise expressly provided in this Lease.

     9.2 Tenant shall not make or permit anyone to make any Alteration in or to the Premises or the Building without Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion with respect to structural Alterations and non-structural Alterations which are visible from the exterior of the Premises, and which consent shall not be unreasonably withheld, conditioned or delayed with respect to all other non-structural Alterations. Structural Alterations shall be deemed to include without limitation any Alteration that will or is likely to necessitate any changes, replacements or additions to the electrical, mechanical, plumbing, heating, ventilating or air conditioning systems of the Premises or the Building. Any Alteration made by Tenant shall be made: (a) in a good, workmanlike, first-class and prompt mariner; (b) using new materials only; (c) by a contractor and in accordance with plans and specifications approved in writing by Landlord; (d) in accordance with legal requirements and requirements of any insurance company insuring the Building; (e) after obtaining any required consent of the holder of any Mortgage (as defined in Section 21.1); and (2) after obtaining a workmen's compensation insurance policy approved in writing by Landlord. If any lien (or a petition to establish a lien) is filed in connection with any Alteration, then such lien (or petition) shall be discharged by Tenant at Tenant's expense within thirty (30) days thereafter by the payment thereof or filing of a bond acceptable to Landlord. Landlord's consent to the making of an Alteration shall not be deemed to constitute Landlord's consent to subject its interest in the Premises or the Building to liens which may be filed in connection therewith.

     9.3 If any Alteration is made without Landlord's prior written consent, then Landlord shall have the right at Tenant's expense to remove and correct such Alteration and restore the Premises and the Building to their condition immediately prior thereto or to require Tenant to do the same. All Alterations to the Premises or the Building made by either party shall immediately become Landlord's property and shall remain upon and be surrendered with the Premises at the expiration or earlier termination of the Lease Term; provided, however, that if Tenant is not in default under this Lease, then Tenant shall have the right to remove, prior to the expiration or earlier termination of the Lease Term, all movable furniture, furnishings and equipment installed in the Premises solely at Tenant's expense. and except that Tenant shall be required to remove all Alterations to the Premises or the Building which Landlord designates at the time such Alteration was made in writing for removal. Movable furniture, furnishings and equipment shall be deemed to exclude any item which would normally be removed from the Premises with the assistance of any tool or machinery other than a dolly. Landlord shall have the right to repair at Tenant's expense all damage to the Premises or the building caused by such removal or to require Tenant to do the same. If any such furniture, furnishing or equipment is not removed by Tenant prior to the expiration or earlier termination of the Lease Term, then the same shall become Landlord's property and shall be surrendered with the Premises as a part thereof; provided, however, that Landlord shall have the right to remove from the Premises at Tenant's expense such furniture, furnishing or equipment and any Alteration which Landlord designates in writing for removal.

                                   ARTICLE X

                                      Signs

     10.1 Landlord will list Tenant's name in the Building directory, if any, and provide building standard signage near one suite entry door. Tenant shall not paint, affix or otherwise display on any part of the exterior or interior of the Building any other sign, advertisement or notice. Notwithstanding the foregoing, Tenant shall have the right to have corporate signage installed by Landlord within the main suite entry of the Premises, at Tenant's sole cost and expense and subject to Landlord's reasonable approval. If any such item that has not been approved by Landlord is so displayed, then Landlord shall have the right to remove such item at Tenant's expense or to require Tenant to do the same.

                                   ARTICLE XI

                                Security Deposit

     11.1 Concurrently with Tenant's execution of this Lease, Tenant shall deposit with Landlord the Security Deposit. Landlord shall not be required to pay interest on the Security Deposit or to maintain the Security Deposit in a separate account. Within three (3) days after written notice at Landlord's use of the Security Deposit, Tenant shall deposit with Landlord cash in an amount sufficient to restore the Security Deposit to its prior amount, Within approximately ninety (90) days after the later of (a) the expiration or earlier termination of the Lease Term, or (b) Tenant's vacating the Premises, Landlord shall return the Security Deposit less such portion thereof as Landlord may have used to satisfy Tenant's obligations. If Landlord transfers the Security Deposit to a transferee of the Building or Landlord's interest therein, then upon notice to Tenant of such. transfer such transferee (and not Landlord) shall be liable for its return. The holder of any Mortgage shall not be liable for the return of the Security Deposit unless such holder actually receives the Security Deposit.

                                  ARTICLE XII

                                  Holding Over

     12.1 Tenant acknowledges that it is extremely important that Landlord have substantial advance notice of the date on which Tenant will vacate the Premises, because Landlord will (a) require an extensive period to locate a replacement tenant, and (b) plan its entire leasing and renovation program f or the Building in reliance on its lease expiration dates. Tenant also acknowledges that if Tenant fails to surrender the Premises at the expiration or earlier termination of the Lease Term, then it will be conclusively presumed that the value to

Tenant of remaining in possession, and the loss that will be suffered by Landlord as a result thereof, far exceed the Base Rent and additional rent that would have been payable had the Lease Term continued during such holdover period. Therefore, if Tenant does not immediately surrender the Premises upon the expiration or earlier termination of the Lease Term, then the rent shall be increased to equal the greater of (1) fair market rent far the premises, or (2) 150% for the first month, and 200% for each additional month of the Base Rent, additional rent and other sums that would have been payable pursuant to the provisions of this Lease if the Lease Ten had continued during such holdover period. Such rent shall be computed on a monthly basis and shall be payable on the first day of such holdover period and the first day of each calendar month thereafter during such holdover period until the Premises have been vacated. Landlord's acceptance of such rent shall not in any manner adversely affect Landlord's other rights and remedies, including Landlord's right to evict Tenant and to recover damages.

                                  ARTICLE XIII

                                    Insurance

     13.1 Landlord shall maintain throughout the Lease Term fire and extended coverage insurance on the Building in an amount at least equal to ninety-five percent (95%) of the replacement cost thereof. Landlord shall also maintain through the Lease Term broad form comprehensive general liability insurance (written on an occurrence basis and including an endorsement for personal injury) in an amount of not less than two million dollars ($2,000,000) combined single limit per occurrence. All such insurance shall contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its claim against any person prior to the occurrence of a loss, and provide that the insurer waives all right of recovery by way of subrogation against Tenant, its partners, agents and employees. Tenant shall not conduct any activity or place any item in or about the Building which may increase the rate of any insurance on the Building. If any increase in the rate of such insurance is due to any such activity or item, then (whether or not Landlord has consented to such activity or item) Tenant shall pay the amount of such increase. The statement of any insurance company or insurance rating organization (or other organization exercising similar functions in connection with the prevention of fires or the correction of hazardous conditions) that such an increase as due to any such activity or item shall be conclusive evidence thereof.

     13.2 Tenant shall maintain throughout the Lease Term with a company licensed to do business in the jurisdiction in which the Building is located,
(a) broad form comprehensive general liability insurance (written on an occurrence basis and including an endorsement for personal injury), and (b) all-risk property insurance for Tenant's property.. Such liability insurance shall be in. minimum amounts typically carried by prudent tenants engaged in similar operations, but in no event shall be an amount less that two million dollars ($2,000,000) combined single limit per occurrence. Such property insurance shall be in an amount not less than that required to replace all Alterations and all other contents of the Premises. All such insurance shall name Landlord and the holder of any Mortgage as additional named insureds (but only with respect to and to the extent of the liabilities and indemnities assumed by Tenant under this Lease), contain an endorsement that such insurance shall remain in full force and effect notwithstanding that the insured may have waived its claim against any person prior to the occurrence of a loss, provide that the insurer waives all right of recovery by way of subrogation against Landlord, its partners, agents and employees (but only with respect to and to the extent of the liabilities and indemnities assumed by Tenant under this Lease), and contain an endorsement prohibiting cancellation, failure to renew, reduction in. amount of insurance or change of coverage (1) as to the interests of Landlord or the holder of any Mortgage by reason of any act or omission of Tenant, and (2) without the insurer's giving Landlord thirty (30) days' prior written notice of such action. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts of insurance. Tenant shall deliver a certificate of such insurance (and upon Landlord's reasonable request, such other insurance information reflecting Tenant's compliance with the provisions of this section) to Landlord on. or before the Lease Commencement Date and at least annually thereafter.

                                  ARTICLE XIV

                             Services and Utilities

     14.1 Landlord will furnish to the Premises air-conditioning and heating during the seasons they are required in Landlord's reasonable judgment. Landlord will provide: janitorial service on Monday through Friday only (excluding legal public holidays celebrated by the federal government); electricity; water; elevator service; and exterior window-cleaning service. The normal hours of operation of the Building will be 8:00 a.m. to 6:00 p.m. on Monday through Friday (except such holidays) and 8:00 a.m. to 12:00 p.m. on Saturday (except such holidays) and such other hours, if any, as Landlord determines. If Tenant requires air-conditioning or heat beyond the normal hours of operation, then Landlord will furnish the same, provided Tenant gives Landlord sufficient advance notice of such requirement. Notice shall be provided by Tenant to Landlord requesting such additional service not less than twenty-four (24) hours prior to commencement of this service and Tenant shall pay Landlord Seventy-Five Dollars ($75.00) per hour for each first hour and Thirty-Five Dollars ($35.00) for each additional hour of such extra service. The hourly rates are subject to change at Landlord's election to reflect Landlord's actual costs and expenses to provide such additional service. Except as otherwise specified herein, Landlord shall not be required to furnish services and utilities during hours other than the normal hours of operation of the Building. Tenant shall have access to the Premises twenty-four (24) hours a day every day of the Term. After hours access to the Building will be controlled by means of an electronic passcard system.

     14.2 Landlord may install checkmeters to electrical circuits to verify that Tenant's electricity consumption is not excessive. If such checkmeters indicate that such consumption is excessive, then Landlord may install at Tenant's expense submeters to ascertain Tenant's actual electricity consumption, and thereafter Tenant shall pay f or such consumption at the then-current price per kilowatt hour charged Landlord by the utility.

                                   ARTICLE XV

                              Liability of Landlord

     15.1 Landlord, its employees and agents shall not be liable to Tenant, any Invitee or any other person or entity for any damage (including indirect and, consequential damage), injury, loss or claim (including claims for the interruption of or loss to business) based on or arising out of ally cause whatsoever (except as otherwise provided in this Section), including without limitation the following: repair to any portion of the Premises or the Building; interruption in the use of the Premises or any equipment therein; any accident or damage resulting from any use or operation (by Landlord, Tenant or any other person or entity) of elevators or heating, cooling, electrical, sewerage or plumbing equipment or apparatus; termination of this Lease by reason of damage to the Premises or the Building; fire, robbery, theft, vandalism, mysterious disappearance or any other casualty; actions of any other tenant of the Building or of any other person or entity; failure or inability to furnish any service specified in this Lease; and leakage in any part of the Premises or the Building from water, rain, ice or snow that may leak into, or flow from, any part of the Premises or the Building, or from drains, pipes or plumbing fixtures in the Premises or the Building. If any condition exists which may be the basis of a claim of constructive eviction, then Tenant shall give Landlord written notice thereof and a reasonable opportunity to correct such condition, and in the interim Tenant shall not claim that it has been constructively evicted or is entitled to a rent abatement. Any property placed by Tenant or Invitees in or about the Premises or the Building shall be at the sole risk of Tenant, and Landlord shall not in any manner be responsible therefor. If any employee of Landlord receives any package or article delivered for Tenant, then such employee shall be acting as Tenant's agent for such purpose and not as Landlord's agent. For the purposes of this Article, the term "Building" shall be deemed to include the Land. Notwithstanding the foregoing provisions of this Sections Landlord shall not be released front liability to Tenant for any physical injury to any natural person caused by Landlord's willful or reckless misconduct to the extent such injury is not covered by insurance (a) carried by Tenant or such person, or (b) required by this Lease to be carried by Tenant.

     15.2 Tenant shall reimburse Landlord for, and shall indemnify, defend upon request and hold Landlord, its employees and agents harmless from and against, all costs, damages, claims, liabilities, expenses (including attorneys' fees), losses and court costs suffered by or claimed against Landlord, directly or indirectly, based on or arising out of, in whole or in part, (a) use and occupancy of the Premises or the business conducted therein, (b) any act or omission of Tenant or any Invitee, (c) any breach of Tenant's obligations under this Lease, including failure to surrender the Premises upon the expiration or earlier termination of the Lease Term, or (d) any entry by Tenant or any Invitee upon the Land prior to the Lease Commencement Date.

     15.3 If any landlord hereunder transfers the Building or such landlord's interest therein, then such landlord shall not be liable for any obligation or liability based on or arising out of any event or condition occurring after such transfer. Within five (5) days after request, Tenant shall attorn to such transferee and execute, acknowledge and deliver any document submitted to Tenant confirming such attornment.

     15.4 Tenant shall not have the right to offset or deduct the amount allegedly owed to Tenant pursuant to any claim against Landlord from any rent or other sum payable to Landlord. Tenant's sole remedy for recovering upon such claim shall be to institute an independent action against Landlord.

     15.5 If Tenant or any invitee is awarded a money judgment against Landlord, then recourse for satisfaction of such judgment shall be limited to execution against Landlord's estate and interest in the Building. No other asset of Landlord shall be available to satisfy or subject to such judgment.

                                  ARTICLE XVI

                                      Rules

     16.1 Tenant and Invitees shall observe the rules specified in Exhibit D. Tenant and Invitees shall also observe any other rule that Landlord may promulgate for the operation or maintenance of the Building, provided that notice thereof is given and such rule is not inconsistent with the provisions of this Lease. Landlord shall have no duty to enforce such rules or any provision of any other lease against any other tenant.

                                  ARTICLE XVII

                              Damage or Destruction

     17.1 If the Premises or the Building are totally or partially damaged or destroyed thereby rendering the Premises totally or partially inaccessible or unusable, then Landlord shall diligently repair and restore the Premises and the Building to substantially the same condition they were in prior to such damage or destruction; provided, however, that if in Landlord's judgment such repair and restoration cannot be completed within ninety (90) days after occurrence of such damage or destruction (taking into account the time needed for effecting a satisfactory settlement with any insurance company involved, removal of debris, preparation of plans and issuance of all required governmental permits), then Landlord shall have the right, at its sole option, to terminate this Lease as of the sixtieth (60th) day after such damage or destruction by giving written notice of termination within forty-five (45) days after the occurrence of such damage or destruction. If the Lease is terminated pursuant to this Article, then rent shall be apportioned (based on the portion of the Premises which is usable and accessible after such damage or destruction) and paid to the date of termination. If this Lease is not terminated as a result of such damage or destruction, then until such repair and restoration of the Premises are substantially complete, Tenant shall be required to pay the Base Rent and additional rent only for the portion of the Premises that is usable while such repair and restoration are being made. If this Lease is not terminated as a result of such damage or destruction, then Landlord shall bear the expenses of such repair and restoration of the Premises and the Building; provided, however, that if such damage or destruction was caused by the act or omission of Tenant or any Invitee, then Tenant shall pay the amount by which such expenses exceed the insurance proceeds, if arty, actually received by Landlord on account of such damage or destruction; and provided further, however, that Landlord shall not be required to repair or restore any Alteration previously made by Tenant or any of Tenant's trade fixtures, furnishings, equipment or personal property. Notwithstanding anything herein to the contrary, Landlord shall have the right to terminate this Lease if (a) Landlord's insurance as insufficient to pay the full cost of such repair and restoration, (b) the holder of any Mortgage fails or refuses to make such insurance proceeds available f or such repair and restoration, (c) zoning or other applicable laws or regulations do not permit such repair and restoration, or (d) the damage to the Building exceeds twenty-five percent (25%) of the replacement value of the Building.

                                 ARTICLE XVIII

                                  Condemnation

     18.1 If one-third or more of the Premises or occupancy thereof shall be taken or condemned by any governmental or quasi-governmental authority for any public or quasi-public use or purpose or sold under threat of such a taking or condemnation (collectively, "condemned") then this Lease shall terminate on the date title vests such authority and rent shall be apportioned as of such date. If less than one-third of the Premises or occupancy thereof is condemned, then this Lease shall continue in full force and effect as to the part of the Premises not condemned, except that as at the date title vests in such authority Tenant shall not be required to pay the Base Rent and additional rent with respect to the part of the Premises condemned. Notwithstanding anything herein to the contrary, if twenty-five percent (25%) or more of the Land or the Building is condemned, then Landlord shall have the right to terminate this Lease as of the date title vests in such authority.

     18.2 All awards, damages and other compensation paid by such authority on account of such condemnation shall belong to Landlord, and Tenant assigns to Landlord all rights to such awards, damages and compensation, Tenant shall not make any claim against Landlord or the authority for any portion of such award, damages or compensation attributable to damage to the Premises, value of the unexpired portion of the Lease Term, loss of profits or goodwill, leasehold improvements or severance damages. Nothing contained herein, however, shall prevent Tenant from pursuing a separate claim against the authority for the value of furnishings and trade fixtures installed in the Premises at Tenant's expense and for relocation expenses, provided that such claim shall in no way diminish the award, damages or compensation payable to Landlord in connection with such condemnation

                                  ARTICLE XIX

                                     Default

     19.1 An Event of Default is: (a) Tenant's failure to make when due any payment of the Base Rent, additional rent or other sum, which failure continues for five (5) days; (b) Tenant's failure to perform or observe any other covenant or condition, which failure continues for ten (10) days; (c) Tenant's failure to occupy continuously the Premises for more than 90 days; (d) an Event of Bankruptcy as specified in Article XX; or (e) Tenant's dissolution or liquidation.

     19.2 If there shall be an Event of Default, including an Event of Default prior to the Lease Commencement Date, then the provisions of this Section shall apply. Landlord shall have the right, at its sole option, to terminate this Lease. In addition, with or without terminating this Lease, Landlord may re-enter, terminate Tenant's right of possession and take possession of the Premises. The provisions of this Article shall operate as a notice to quit, any other notice to quit or of Landlord's intention to re-enter the Premises being expressly waived. If necessary, Landlord may proceed to recover possession of the Premises under applicable laws, or by such other proceedings, including re-entry and possession, as may be applicable. If Landlord elects to terminate this Lease and/or elects to terminate Tenant's right of possession, then everything in this Lease to be done by Landlord shall cease, without prejudice, however, to Tenant's liability for all rent and other suns accrued through the later of termination or Landlord's recovery of possession. Landlord may relet the Premises or any part thereof, alone or together with other premises, for such term(s) (which may extend beyond the date on which the Lease Term would have expired but for Tenant's default) and on such terms and conditions (which may include concessions or free rent and alterations of the Premises) as Landlord, in its sole discretion, may determine, but Landlord shall not be liable for, nor shall Tenant's obligations be diminished by reason of, Landlords failure to relet the Premises or collect any rent due upon such reletting. whether or not this Lease is terminated, Tenant nevertheless shall remain liable for the Base Rent, additional rent or damages which may be due or sustained prior to such default, all. costs, fees and expenses (including without limitation reasonable attorneys' fees, brokerage fees and expenses incurred in placing the Premises in first-class rentable condition) incurred by Landlord in pursuit of its remedies and in renting the Premises to others from time to time. Tenant shall also be liable for additional damages which at Landlord's election shall be either: (a) an amount equal to the Ease Rent and additional rent which would have become due during the remainder of the Lease Term, less the amount of rental, if any, which Landlord receives during such period from others to whom the Premises may be rented (other than any additional rent payable as a result of any failure of such other person to perform any of its obligations), in which case such damages shall be computed and payable in monthly installments, in advance, on the first day of each calendar month following Tenant's default and continuing until the data on which the Lease Term would have expired but f or Tenant's default. Separate suits may be brought to collect any such damages for any month(s), and such suits shall not in any manner prejudice Landlord's right to collect any such damages for any subsequent month(s), or Landlord may defer any such suit until after the expiration of the Lease Term, in which event such suit shall be deemed not to have accrued until the expiration of the Lease Term; or (b) an amount equal to the present value (as of the date of Tenants default) of the Base Rent and additional rent which would have become due through the date on which the Lease Term would have expired but for Tenant's default, which damages shall be payable to Landlord in a lump sum on demand. For purposes of this Section, present value shall be computed by discounting at a rate equal to one (1} whole percentage point above the discount rate then in effect at the Federal Reserve Bank nearest to the Building. Tenant waives any right of redemption, re-entry or restoration of the operation of this Lease under any present or future law, including any such right which Tenant would otherwise have if Tenant shall be dispossessed for any cause. Whether or not this Lease and/or Tenant's right of possession is terminated, Landlord shall have the right to terminate any renewal or expansion right contained in this Lease and to grant or withhold any consent or approval pursuant to this Lease in its sole and absolute discretion.

     19.3 Landlord's rights and remedies set forth in this Lease are cumulative and in addition to Landlord's other rights and remedies at law or in equity, including those available as a result of any anticipatory breach of this Lease. Landlord's exercise of any such right or remedy shall not prevent the concurrent or subsequent exercise of any other right or remedy. Landlord's delay or failure to exercise or enforce any of Landlord's rights or remedies or Tenant's obligations shall not constitute a waiver of any such rights, remedies or obligations. Landlord shall not be deemed to have waived any default unless such waiver expressly is set forth in an instrument signed by Landlord. Arty such waiver shall not be construed as a waiver of any covenant or condition except as to the specific circumstances described in such waiver. Neither Tenant's payment of an amount less titan a sum due nor Tenant's endorsement or statement on any check or letter accompanying such payment shall be deemed an accord and satisfaction. Notwithstanding any request or designation by Tenant, Landlord may apply any payment received from tenant to any payment then due. Landlord may accept the same without prejudice to Landlord's right to recover the balance of such sum or to pursue other remedies. Re-entry and acceptance of keys shall not be considered an acceptance of a surrender of this Lease.

     19.4 If more than one natural person and/or entity shall constitute Tenant, then the liability of each such person or entity shall be joint and several. If

Tenant is a general partnership or other entity the partners or members of which are subject to personal liability, then the liability of each such partner or member shall be joint and several.

     19.5 If Tenant fails to make any payment to any third party or to do any act herein required to be made or done by Tenant, then, after any applicable cure period, Landlord may, but shall not be required to: make such payment or do such act. Landlord's taking such action shall not be considered a cure of such failure by Tenant or prevent Landlord from pursuing any remedy it is otherwise entitled to in connection with such failure. If Landlord elects to make such payment or do such act, then all expenses incurred, plus interest thereon at the Default Rate (as hereinafter defined) from the date incurred to the date of payment thereof by Tenant, shall constitute additional rent. The Default Rate shall equal the rate per annum which is the greater of eighteen percent (18%) or five (5) whole percentage points above the prime rate published from time to time in the Money Rates section of the Wall Street Journal.

     19.6 If Tenant tails to make any payment of the Base Rent, additional rent or any other sum payable to Landlord on or before the date such payment is due and payable (without regard to any grace period specified iii Section 19.1), then Tenant shall pay a late charge of five percent (5%) of the amount of such payment. In addition, such payment and such late fee shall bear interest at the Default Rate from the date such payment was due to the date of payment thereof.

                                   ARTICLE XX

                                   Bankruptcy

     20.1 An Event of Bankruptcy is: (a) Tenant's, a Guarantor's or any general partner (a "General Partner") of Tenant's becoming insolvent, as that term is defined in Title 11 of the United States code (the "Bankruptcy Code"), or under the insolvency laws of any state (the "Insolvency Laws'); (b) appointment of a receiver or custodian for any property of Tenant, a Guarantor or a General Partner, or the institution of a foreclosure or attachment action upon any property of Tenant, a Guarantor or a General Partner; (c) tiling of a voluntary petition by Tenant, a Guarantor or a General Partner under the provisions of the Bankruptcy Code or Insolvency Laws; (d) filing of any involuntary petition against Tenant, a Guarantor or a General Partner as the subject debtor under the Bankruptcy Code or Insolvency Laws, which either (1) is not dismissed within thirty (30) days after filing, or (2) results in the issuance of an order for relief against the debtor; or (e) Tenant's, a Guarantor's or a General Partner's making or consenting to an assignment for the benefit of creditors or a composition of creditors.

     20.2 Upon occurrence of an Event of Bankruptcy, Landlord shall have all rights and remedies available pursuant to Article XIX; provided, however, that while a case (the "Case") in which Tenant is the subject debtor under the Bankruptcy Code is pending, Landlord's right to terminate this Lease shall be subject, to the extent required by the Bankruptcy Code, to any rights of Tenant or its trustee in bankruptcy (collectively, "Trustee") to assume or assign this Lease pursuant to the bankruptcy Code, Trustee shall not have the right to assume or assign this Lease unless Trustee promptly (a) cures all defaults under this Lease, (b) compensates Landlord for damages actually and reasonably incurred as a result of such defaults, (c) provides adequate assurance of future performance on the part of Tenant as debtor in possession or Tenant's assignee, and (d) complies with all other requirement of the Bankruptcy Code. If Trustee fails to assume or assign this Lease in accordance with the requirements of the

Bankruptcy Code within sixty (60) days after the initiation of the Case, then Trustee shall be deemed to have rejected this Lease. Adequate assurance of future performance shall require that the following minimum criteria be met: (1) Tenant's gross receipts in the ordinary course of business during the thirty
(30) days preceding the Case must be greater than ten (10) times the next monthly installment of the Base Rent and additional rent; (2) Both the average and the median of Tenant's monthly gross receipts in the ordinary course of business during the seven (7) months preceding the Case must be greater than ten
(10) times the next monthly  installment of the Base Rent and  additional  rent;
(3) Trustee must pay its estimated pro rata share of the cost of all services performed or provided by Landlord (whether directly or through agents or contractors and whether or not previously included as part of the Base Rent) in advance of the performance or provision of such services; (4) Trustee must agree that Tenant's business shall be conducted in a first-class manner, and that no liquidating sale, auction or other non-first-class business operation shall be conducted in the Premises; (5) Trustee must agree that the use of the Premises as stated in this Lease shall remain unchanged and that no prohibited use shall be permitted; (6) Trustee must agree that the assumption or assignment of this Lease shall not violate or affect the rights of other tenants in the Building and the Complex; (7) Trustee must pay at the time the next monthly installment of the Base Rent is due, in addition to such installment, an amount equal to the monthly installments of the Base Rent and additional rent due for the next six
(6) months thereafter, such amount to be held as a security deposit; (8) Trustee must agree to pay, at any time Landlord draws on such security deposit, the amount necessary to restore such security deposit to its original amount; and
(9) All assurances of future performance specified in the Bankruptcy Code must be provided.

                                  ARTICLE XXI

                                  Subordination

     21.1 This Lease is subject and subordinate to the lien, provisions, operation and effect of all mortgages, deeds of trust, ground leases or other security instruments which may now or hereafter encumber the Building or the Land (collectively, "Mortgages"), to all funds and indebtedness intended to be secured thereby, and to all renewals, extensions, modifications, recastings or refinancings thereof. The holder of any Mortgage to which this Lease is subordinate shall have the right (subject to any required approval of the holders of any superior Mortgage) at any time to declare this Lease to be superior to the lien, provisions, operation and effect of such Mortgage and Tenant shall execute, acknowledge and deliver all confirming documents required by such holder.

     21.2 In continuation of the foregoing subordination, Tenant shall within ten (10) business days from Landlord's request, execute any requisite or appropriate document. Tenant appoints Landlord as Tenant's attorney-in-fact to execute any such document for Tenant. Tenant waives the provisions of any statute or rule of law now or hereafter in effect which may give or purport to give Tenant any right to terminate or otherwise adversely affect this Lease or Tenant's obligations in the event any such foreclosure proceeding is prosecuted or completed or in the event the Land, the Building or Landlord's interest therein is sold at a foreclosure sale or by deed in lieu of foreclosure. If this Lease is not extinguished upon such sale or by the purchaser following such sale, then, at the request of such purchaser, Tenant shall attorn to such purchaser and shall recognize such purchaser as the landlord under this Lease. Upon such attornment such purchaser shall not be (a) bound by any payment of the Base Rent or additional rent more than one (1) month in advance. (b) bound by any amendment of this Lease made without the consent of the holder of each Mortgage existing as of the date of such amendment, (c) liable for damages for any breach, act or omission of any prior landlord, or (d) subject to any offsets or defenses which Tenant might have against any prior landlord. Within five (5) business days after receipt, Tenant shall execute, acknowledge and deliver any requisite or appropriate document submitted to Tenant confirming such attornment.

     21.3 If any lender providing financing secured by the Building requires as a condition of such financing that modifications to this Lease be obtained, and provided that such modifications (a) are reasonable, (b) do not adversely affect in a material manner Tenant's use of the Premises as herein permitted, and (c) do not increase the rent and other sums to be paid by Tenant, then Landlord may submit to Tenant an amendment to this Lease incorporating such modifications. Tenant shall execute, acknowledge and deliver such amendment to Landlord within five (5) business days after receipt.

                                  ARTICLE XXII

                              Covenants of Landlord

     22.1 Landlord covenants that it has the right to enter into tins Lease and that if Tenant shall perform timely all of its obligations, then, subject to the provisions of this Lease, Tenant shall during the Lease Term peaceably and quietly occupy and enjoy possession of the Premises without hindrance by Landlord or anyone claiming through Landlord.

     22.2 Landlord reserves the right to: (a) change the Street address and name of the Building or Complex; (b) change the arrangement and location of entrances, passageways, doors, doorways, corridors, elevators, stairs, toilets or other public parts of the Building; (c) erect, use and maintain pipes and conduits in and through the Premises; (d) grant to anyone the exclusive right to conduct any particular business in the Building or the Complex not inconsistent with the permitted use of the Premises; (e) use or lease exclusively the roof areas, the sidewalks and ocher exterior areas; (f) resubdivide the Land or to combine the Land with other lands; (g) construct improvements (including kiosks) on the Land and in the public and common areas of the Building; (h) relocate any parking area designated for Tenant's use; and (i) install and display signs, advertisements and notices on any part of the exterior or interior of the Building. Exercise of any such right shall not be considered a constructive eviction or a disturbance of Tenant's business or occupancy.

                                 ARTICLE XXIII

                               General Provisions

     23.1 Tenant acknowledges that neither Landlord nor any broker, agent or employee of Landlord has made any representation or promise with respect to the Premises or the Building except as expressly set forth herein, and no right is being acquired by Tenant except as expressly set forth herein. This Lease contains the entire agreement of the parties and supersedes all prior agreements, negotiations, letters of intent, proposals, representations, warranties and discussions between the parties. This Lease may be changed in any manner only by a written instrument signed by both parties.

     23.2 Nothing contained in this Lease shall be construed as creating any relationship between Landlord and Tenant other than that of landlord and tenant.

     23.3 Landlord and Tenant each warrants that in connection with this Lease it has not employed or dealt with any broker, agent or finder other than the Broker(s). Tenant shall indemnify and hold Landlord harmless from and against any claim for brokerage or other commissions asserted by any other broker, agent or finder employed by Tenant or with whom Tenant has dealt.

     23.4 From time to time upon five (5) business days prior written notice, Tenant and each subtenant, assignee or occupant of Tenant shall execute, acknowledge and deliver to Landlord and any designee of Landlord a written statement certifying: (a) that this Lease is in unmodified and in full force and effect (or that this Lease is in full force and effect as modified and stating the modifications); (b) the dates to which rent and any other charges have been paid; (c) that Landlord is not in default in the performance of any obligation (or specifying the nature of any default); (d) the address to which notices are to be sent; (e} that this lease is subject and subordinate to all Mortgages; (f) that Tenant has accepted the Premises and all work thereto has been completed (or specifying the incomplete work); and (g) such other matters as Landlord may request. Any such statement may be relied upon by any owner of the Building or the Land, and any prospective purchaser of the Building or the Land, any holder or prospective holder of a Mortgage or any other person or entity. Tenant acknowledges that time is of the essence to the delivery of such statements and Tenant's failure to deliver timely such statements may cause substantial damages resulting from, for example, delays in obtaining financing secured by the Building.

     23.5 Landlord, Tenant, Guarantors and General Partners waive trial by jury in any action, claim or counterclaim brought in connection with any matter arising out of or in any way connected with this Lease, the landlord-tenant relationship, Tenant's use or occupancy of the Premises or any claim of injury or damage. Landlord, Tenant, all Guarantors and all General Partners waive any objection to the venue of any action filed in any court situated in the jurisdiction in which the Building is located and waive any right under the doctrine of forum non conveniens or otherwise to transfer any such action filed in any such court to any other court.

     23.6 All notices or ocher required communications shall be in writing and shall be deemed duly given when delivered in person (with receipt therefor), or when sent by certified or registered mail, return receipt requested, postage prepaid, to the following addresses: (a) if to Landlord, at c/c Centennial, 12120 Sunset Hills Road, Suite 100, Reston, Virginia 20190-3231 with a copy to Flinn & Beagan, 8300 Boone Blvd., Suite 225, Vienna, Virginia 22182-2630,
Attention: Robert J. Beagan, Esquire; or (b) if to Tenant, at the Tenant Address for Notices, with copies to 5223. North O=Connor Boulevard, Suite 500, Irving, Texas 75039-3753 and to Haynes & Boone, 901 Main Street, Suite 3100, Dallas, Texas 75202, Attention: David Oden. Either party may change its address for the giving of notices given in accordance with this Section. If Landlord or the holder of any Mortgage notifies Tenant that a copy of each notice to Landlord shall be sent to such holder at a specified address, then Tenant shall send (in the manner specified in this Section and at the same time such notice is sent to Landlord) a copy of each such notice to such holder, and no such notice shall be considered duly sent unless such copy is so sent to such holder. If Tenant claims that Landlord has breached any obligation, then Tenant shall send such holder notice specifying the breach and permit such holder a reasonable opportunity to cure the breach.

     23.7 Each provision of this Lease shall be valid and enforceable to the fullest extent permitted by law, If any provision or its application to any person or circumstance shall to any extent be invalid or unenforceable, then such provision shall ?e deemed to be replaced by the valid and enforceable provision most substantively similar thereto, and the remainder of tins Lease and the application of such provision to other persons or circumstances shall not be affected.

     23.8 Feminine, masculine or neuter pronouns shall be substituted for those of another form, and the plural or singular shall be substituted for the other number, in any place in which the context may require.

     23.9 The provisions of this Lease shall be binding upon and inure to the benefit of the parties and their respective representatives, successors and assigns, subject to the provisions herein restricting assignment or subletting.

     23.10 Upon reasonable verbal notice, except in cases of emergency, Tenant shall permit Landlord and its designees to enter the Premises, without charge therefor and without diminution of the rent payable by Tenant, to inspect and exhibit the Premises and make such alterations and repairs as Landlord may deem reasonably necessary.

     23.11 This Lease shall be governed by the laws of the jurisdiction in which the Building is located.

     23.12 Headings are used for convenience and shall not be considered when construing this Lease.

     23.13 The submission of an unsigned copy of this document to Tenant shall not constitute an offer or option to lease. This Lease shall become effective and binding only upon execution and delivery by both Landlord and Tenant.

     23.14 Time is of the essence with respect to each obligation of Tenant and Landlord.

     23.15 This Lease may be executed in multiple counterparts, each of which is deemed an original and all of which constitute one and the same document.

     23.16 Neither this Lease nor a memorandum thereof shall be recorded. This Lease is a deed of lease if the Term exceeds five years.

     23.17 Landlord reserves the right to make reasonable changes to the plans and specifications for the Building without Tenant's consent, provided such changes do not alter the character of the Building as a first-class office building.

     23.18 The rentable area of the Building and the Premises has been determined by Landlord's architect in accordance with a modified version of the

Building Owners and Managers Association international's Standard Method for Measuring Floor Area in Office Buildings dated July 31, 1980.

     23.19 Except as otherwise provided in this Lease, any additional rent or other sum owed by Tenant to Landlord, and any cost, expense, damage or liability incurred by Landlord for which Tenant is liable, shall be considered additional rent payable pursuant to this Lease and paid by Tenant no later than ten (10) business days after the date Landlord notifies Tenant in writing of the amount thereof.

     23.20 Tenant's liabilities existing as of the expiration or earlier termination of the Lease Term shall survive such expiration or earlier termination.

     23.21 If Landlord is in any way delayed or prevented from performing any obligation due to fire, act of God, governmental act or failure to act, labor dispute, inability to procure materials or any cause beyond Landlord's reasonable control (whether similar or dissimilar to the foregoing events), then the time for performance of such obligation shall be excused for the period of such delay or prevention and extended for a period equal to the period of such delay or prevention.

     23.22 The deletion of any printed, typed or other portion of this Lease shall not evidence an intention to contradict such deleted portion. Such deleted portion shall be deemed not to have been inserted in this Lease.

     23.23 Each person executing this Lease on each party's behalf warrants that such person is duly authorized to so act.

     23.24 At Landlord's request from time to time, Tenant shall submit annual financial statements and such additional information regarding Tenant's financial condition as Landlord may reasonably request. Tenant warrants that all such statements and information heretofore or hereafter submitted to Landlord are and shall be correct and complete.

                                  ARTICLE XXIV

                              Right of First Offer

     24.1 Tenant shall have a first right to negotiate a lease for any and all space contiguous to the Premises on the fourth (4th) floor of the Building becoming available for leasing (the "Offer Space") during the period commencing on the date of the full execution of this Lease and ending the last day of the fifth Lease Year, subject to the following terms and conditions:

          (a) Landlord shall give Tenant written notice promptly after Landlord becomes aware that Offer Space will become available for leasing. The notice will include the location, approximate square footage of rentable space, projected date of availability, and the base rent, concessions and other terms and conditions upon which such space will be offered to the general public. Tenant shall notify Landlord within fifteen (15) business days after receipt of said written notice of Tenant's binding agreement to lease the Offer Space and under the terms and conditions in the notice. Landlord and Tenant shall promptly execute a lease amendment incorporating such space under such terms and conditions into the Lease.

          (b) Landlord may lease such space to another tenant if Tenant does not agree within the fifteen (15) business day period to lease upon the terms and conditions set forth on the Landlord's notice.

          (c) This right shall not apply to space not currently occupied.

          (d) Tenant shall have no rights under this Section with respect to any Offer Space until the lease of the current tenant of the Offer Space expires or is earlier terminated, including the expiration of a currently existing right to renew by such tenant.

          (e) Tenant's right of first offer shall be subject to all existing expansion and renewal rights of present tenants of the Building and, in particular, Tenant's rights under this Article XXIV are expressly subordinate to any and all renewal or expansion rights of Sprint and the current tenant of the Offer Space regardless of whether such renewal or expansions rights are currently existing.

          (f) If an Event of Default has occurred and is continuing on the date written notice is given to Tenant by Landlord of its binding agreement to lease the Offer Space or at any time thereafter prior to the date the Offer Space is occupied by Tenant, then, at Landlord's option, Tenant's right to lease such Offer Space shall lapse and be of no further force or effect.

          (g) Tenant's  right of first offer shall  expire if Tenant  assigns or
     sublets  more  than  fifty  percent   (50%)  of  the  Premises   (excluding
     assignments or sublets to Affiliates of Tenant)

     IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease under seal as of the date first above written.


WITNESS/ATTEST:                      LANDLORD:
                                     REC PARTNERS, L.P.

                                     By:  Knickerbocker Properties, Inc. IV
                                          General Partner
/s/ Witness
_______________________ (SEAL)


                                     By: /s/ Authorized Officer
                                        --------------------------------

                                     Title:

WITNESS/ATTEST:                      TENANT:
                                     THOMAS GROUP, INC.


/s/ Witness
_______________________ (SEAL)       By: /s/ Leonard B Gillespie
                                        --------------------------------

                                     Title: Vice President

                                    EXHIBIT B

                                 WORK AGREEMENT

     THIS EXHIBIT B is attached to an made a part of a certain Lease Agreement dated as of the 15th day of February, 2000, by and between REC Partners, L.P. ("Landlord") and Thomas Group, Inc. ("Tenant"). The terms used in this exhibit that are defined in the Lease shall have the same meaning as provided in the Lease.

     1. Improvement Allowance:

     (a) The improvement of the Premises pursuant to this Lease shall be accomplished by the Landlord in accordance with the plans referenced as Project Number _______________, prepared by ____________ and attached hereto (the "Plans").

     (b) The improvement of the Premises shall be at Tenant's expense to the extent such costs exceed an amount (the "Improvement Allowance") equal to $171,384.75 (which amount is based on fourteen and 25/100 dollars ($14.25) per square foot of rentable area, of the Premises), inclusive of all construction costs, design fees, drawings, construction management fees (equal to six percent (6%) of the Actual Improvement Cost as defined below) and permitting costs.

     (c) In the event the improvement of the Premises, inclusive of constriction costs, design fees, drawings, construction management fees and permitting costs (the "Actual Improvement Cost"), exceeds the Improvement Allowance, Tenant shall pay any such excess to Landlord within ten (10) business days of presentation of an invoice to Tenant.

     2. Changes. Tenant shall be responsible for the costs and expenses for all changes in the Plans requested by Tenant. Such changes in the Plans shall require consent of Landlord in its reasonable discretion.

     3. Substantial Completion.

     (a) Except as provided in Paragraph 3(b) hereof, the Premises shall be deemed to be substantially complete when the improvements to be installed by Landlord pursuant to this Exhibit have been completed, as certified by Landlord's architect, except for items of work and adjustment of equipment and fixtures that can be completed after the Premises are occupied without causing substantial interference with Tenant's use of the Premises (i.e., the "punch list" items)

     (b) If Landlord  shall be delayed in completing the Premises as a result of
(1) Tenant's  failure to comply with any  conditions  specified in this Exhibit,
(2) Tenant's request for modifications to plans or working drawings subsequent to the date such plans or working drawings are approved by Landlord, (3) Tenant's failure to pay when due any amount required pursuant to this Exhibit,
(4) Tenant's request for materials, finishes or installations which are long lead items, or (5) the performance of or failure to timely perform any work by any person or firm employed or retained by Tenant which interferes with the substantial completion of Landlord's construction, then the Premises shall be deemed to have been substantially complete on the date that Landlord's architect or asset manager determines, in its reasonable judgment, that the improvements to be installed by Landlord pursuant to this Exhibit would have been substantially complete if such delay or delays had not occurred.

         (c) Landlord shall have reasonable access to the Premises for improvement of the Premises at all times subsequent to execution of this Lease until completion of punch list items.

                                  Landlord: DR
                                           --------------------
                                               (initial)

                                  Tenant: LG
                                         ----------------------
                                               (initial)

                                    EXHIBIT C

            FORM OF CERTIFICATE AFFIRMING THE LEASE COMMENCEMENT DATE

     This Exhibit is attached to and made a part of that certain Lease Agreement dated as of _____________, 2000 (the "Lease"), by and between EEC Partners, L.P. ("Landlord") and Thomas Group, Inc. ("Tenant"). The Certificate to be executed by Landlord and Tenant pursuant to Section 3.2 of the Lease shall provide as follows:

          "This Certificate is being provided pursuant to the terms and provisions of that certain Lease Agreement dated as of ___________________ ____ (the "Lease"), by and between the undersigned. The parties confirm the following:

          1. The Lease Commencement Date is ____________.

          2. The initial Term of the lease shall expire on __________________.

     Attached to this Certificate are certificates and evidence of payment of premiums for all insurance required pursuant to Section 13.2 of the Lease."

                                    EXHIBIT C

                               FORM OF CERTIFICATE
                      AFFIRMING THE LEASE COMMENCEMENT DATE

     This Exhibit is attached to and made a part of that certain Lease Agreement dated as of February 15, 2000 (the "Lease"), by and between REC Partners, L.P. (A "Landlord") and Thomas Group, Inc. ("Tenant"). The Certificate to be executed by Landlord and Tenant pursuant to Section 3.2 of the Lease shall provide as follows:

     "This Certificate is being provided pursuant to the terms and provisions of that certain Lease Agreement dated as of the February 15, 2000 (the "Lease"), by and between the undersigned. The parties confirm the following:

     1. The Lease Commencement Date is October 30, 2000.

     2.The initial Term of the Lease shall expire on October 30, 2007.

Attached to this Certificate are certificates and evidence of payment of premiums for all insurance required pursuant to Section 13.2 of the Lease."

LANDLORD:

REC PARTNERS L.P.

By:
   --------------------------------------------

Name:
     ------------------------------------------

Title:
      -----------------------------------------


TENANT:

THOMAS GROUP, INC.

By:  /s/ Leonard B. Gillespie
   --------------------------------------------

Name:  Leonard B. Gillespie

Title: Vice President, Eastern Region

                                    EXHIBIT D

                                      RULES

     This Exhibit is attached to and made a part of that certain Lease Agreement dated as of ___________, 2000 (the "Lease"), by and between REC Partners, L.P. ("Landlord") and Thomas Group, Inc. ("Tenant").

     1. Tenant shall not obstruct or encumber or use for any purpose other than ingress and egress to and from the Premises any sidewalk, entrance, passage, court, elevator, vestibule, stairway, corridor, hail or other part of the Building not exclusively occupied by Tenant. Landlord shall have the right to control and operate the public portions of the Building and the facilities furnished for common use of the tenants, in such manner as Landlord deems best for the benefit of the tenants generally. Tenant shall not permit the visit to the Premises of persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and other public portions or facilities of the Building by other tenants. Tenant shall coordinate in advance with Landlord's property management department all deliveries to the Building so that arrangements can be made to minimize such interference. Tenant and its employees shall not use any of the parking spaces designated for use by visitors only or the roof of the Building.

     2. Tenant shall not place any showcase, mat or other article in any common or public area of the Building.

     3. Tenant shall not use the water and wash closets and other plumbing fixtures for any purpose other than those for which they were constructed, and Tenant shall not place any debris, rubbish, rag or other substance therein.

     4. Tenant shall not construct, maintain, use or operate within their respective premises any electrical device, wiring or apparatus in connection with a loudspeaker system or other sound system without. Landlord's prior written consent. Tenant shall not construct, maintain, use or operate any such loudspeaker or sound system available outside of the Premises.

     5. Tenant shall not bring any bicycle, vehicle, animal, bird or pet of any kind into the Building. Tenant shall not do or permit any cooking on the Premises, except for microwave cooking and use of coffee machines by Tenant's employees for their own consumption. Tenant shall not install any microwave oven or coffee machine in the Premises without Landlord's prior written approval of such equipment and its location within the Premises. Tenant shall not cause or permit any unusual or objectionable odor to be produced upon or permeate from the Premises.

     6. Tenant shall not use any space in the Building for the sale of goods to the public at large or for the sale at auction of goods or property of any kind.

     7. Tenant shall not place on any floor a load exceeding the floor load per square foot which such floor was designed to carry. Landlord shall have the right to prescribe the weight, position and manner of installation of safes and other heavy items. Landlord shall have the right to repair at Tenant's expense any damage caused by Tenant's moving property into or out of the Premises or due to the same being in or upon the Premises or to require Tenant to do the same.

Tenant shall not receive into the Building or carry in the elevators any furniture, equipment or bulky item except as approved by Landlord, and any such furniture, equipment and bulky item shall be delivered only through the designated delivery entrance of the Building and the designated freight elevator. Tenant shall remove promptly front sidewalks adjacent to the Building items delivered for Tenant.

     8. Tenant shall not place additional locks or bolts of any kind on any door or window or make any change in any lock or locking mechanism without Landlord's prior written approval. Tenant shall keep doors leading to a corridor or main hail closed during business hours except as such doors may be used for ingress or egress. Upon the termination of its tenancy, Tenant shall deliver to Landlord all keys furnished to or procured by Tenant, and if any key so furnished is not delivered, then Tenant shall pay the replacement cost thereof. Tenant's key system shall be separate from that for the rest of the Building.

     9. Tenant shall not install or operate in the Premises any equipment that operates on greater than 110 volt power without obtaining Landlord's prior written consent. Landlord may condition such consent upon Tenant's payment of additional rent in compensation for the excess consumption of electricity or other utilities and for the cost of any additional wiring or apparatus that may be occasioned by the operation of such equipment. Tenant shall not install any equipment of any type or nature that will or may necessitate any changes, replacements or additions to, or changes in the use of, the water system, heating system, plumbing system, air-conditioning system or electrical system of the Premises or the Building, without obtaining Landlord's prior written consent, which consent may be granted or withheld in Landlord's sole and absolute discretion. If any equipment of Tenant causes noise or vibration that may be transmitted to such a degree as to be objectionable to Landlord or any tenant in the Building, then Landlord shall have the right to install at Tenant's expense vibration eliminators or other devices sufficient to reduce such noise and vibration to a level satisfactory to Landlord or to require Tenant to do the same.

     10. Landlord may exclude from the Building any person who does not properly identify himself to the Building management or guard on duty. Landlord may require any person admitted to or leaving the Building to register.

     11. Tenant shall not use the Premises for lodging.

     12. Before closing and leaving the Premises, Tenant shall turn off all lights.

     13. Tenant shall not request Landlord's employees to do anything outside of such employees' regular duties without Landlord's prior written consent. Tenant's special requirements will be attended to only upon application to Landlord, and any such special requirements shall be billed to Tenant in accordance with the schedule of charges maintained by Landlord from time to time or as is agreed upon in writing in advance by Landlord and Tenant, Tenant shall not employ any employee of Landlord f or any purpose whatsoever without Landlord's prior written consent.

     14. Canvassing, soliciting and peddling in the Building are prohibited. Tenant shall cooperate to prevent the same.

     15. Only hand trucks equipped with rubber tires and side guards may be used in the Building. Tenant shall be responsible for loss or damage resulting from any delivery made by or for Tenant.

     16. Tenant shall comply with standards prescribed by Landlord for curtains, drapes, blinds, shades, screens, lights and ceilings, including standards designed to give the Building a uniform, attractive appearance should Tenant request to change Landlord supplied blinds.

     17. Landlord may, upon request of Tenant, waive Tenant's compliance with any of the rules, provided that no waiver (a) shall be effective unless signed by Landlord, (b) shall relieve Tenant from the obligation to comply with such rule in the future unless otherwise agreed in writing by Landlord, (c) granted to any tenant shah relieve any other tenant from the obligation of complying with these rules and regulations, and (d) shall relieve Tenant from any liability for any loss or damage resulting from Tenant's failure to comply with any rule.

     18. Tenant shall prohibit its employees and Invitees from carrying either into the Building or upon the grounds upon which the Building is located any pistol, rifle, shotgun, revolver or other weapon designed or intended to propel a missile of any kind: The prohibition shall not apply to any police officer, sheriff, deputy sheriff or game warden appointed pursuant to the laws of the Commonwealth of Virginia.

     19. Tenant shall comply with all present and future laws, orders, and regulations of all state, federal, municipal, and local governments, departments, commissions, and boards regarding the collection, sorting, separation, and recycling of waste products, garbage, refuse, and trash. Tenant shall sort and separate such waste products, garbage, refuse, and trash into such categories as provided by law. Each separately sorted category of waste products, garbage, refuse, and trash shall be place iii separate receptacles reasonably approved by Landlord. Such separate receptacles may, at Landlord's option, be removed from the demised premises in accordance with a collection schedule prescribed by law. Tenant shall not generate hazardous trash or medical waste at the Premises.